UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        March 6, 2024
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On March 12, 2024 inTEST Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) by and among inTEST Italy, Inc., a wholly owned subsidiary of the Company (“Buyer”), Mauro Arigossi (“Arigossi”), and Elettra S.S., a company incorporated under the Laws of Italy (“Elettra”, and together with Arigossi, each a “Seller” and collectively, the “Sellers”). In accordance with the Purchase Agreement the Sellers, being the sole legal and beneficial owners of all of the outstanding capital shares of Alfamation S.p.A., an Italian joint-stock company (the “Alfamation”), agreed to sell and the Buyer agreed to purchase all of the outstanding capital shares of Alfamation. Pursuant to the Purchase Agreement, the Buyer agreed to pay to the Sellers an aggregate base purchase price of approximately €20 million comprised of: (i) approximately €18 million in cash; and (ii) 187,432 shares of common stock of the Company, par value $0.01 (the “Shares”); and an additional approximately €542 thousand in cash for assets delivered at closing in excess of agreed upon thresholds (together with the base purchase price, the “Purchase Price”). The cash portion of the Purchase Price is subject to customary adjustments for net working capital, cash and indebtedness, as per the terms of the Purchase Agreement. An indemnification escrow of €2,064,220 was funded at the closing and is available to the Company to satisfy indemnification claims pursuant to the Purchase Agreement until 18 months from the closing date. The Purchase Agreement contains customary representations and warranties, and indemnification, non-competition, non-solicitation, and confidentiality provisions.

In connection with the Purchase Agreement, Alfamation has entered into a lease agreement (the “Lease Agreement”) by and between Alfamation and Elettra Real Estate S.r.l , a limited liability company incorporated under the Laws of Italy (the “Landlord”). The Lease Agreement will last for six years starting on March 12, 2024 and will be automatically renewed for the same period of time unless terminated by either party. Under the terms of the Lease Agreement, Alfamation will lease warehouse and office space totaling about 51,817 square feet. Alfamation will pay to the Landlord a yearly lease payment of €231,312 broken up into four equal payments.

The foregoing summaries of the Purchase Agreement and the Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Lease Agreement, copies of which are filed with this Current Report on Form 8-K (the “Report”) as Exhibit 10.1 and 10.2, respectively.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Report is incorporated herein by reference. The closing under the Purchase Agreement was completed on March 12, 2024.

Item 3.02.         Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Report is incorporated herein by reference. The Shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act.

Item 4.02.         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 8, 2024, the Board of Directors (the "Board") of the Company, after consultation with the Company's management and upon the recommendation of the Audit Committee of the Board, concluded that the Company's previously issued Quarterly Report on Form 10-Q, for the quarter ended September 30, 2024 (the “Restated Period”), filed with the Securities and Exchange Commission on November 9, 2023 (the "Form 10-Q"), should no longer be relied upon due to certain errors identified by the Company.

The Board concluded that the financial statements for the Restated Period overstated revenue by failing to reflect the deferral of revenue related to the sale of discontinued material/components purchased on behalf of customers where the associated materials/components were still physically located with the Company and the materials/components are expected to be applied to future product orders for these customers. These transactions were all fully paid for and legal title has transferred to the customer.

As a result of the errors the Company’s previously issued financial statements for the Restated Period contained an error, overstating revenue by approximately $1.7 million in the statement of operations and understating deferred revenue in the balance sheet by the same amount. As a result,  after deferring associated costs and tax effect net income was overstated by approximately $700,000 for the Restated Period. After giving effect to this change, earnings per diluted share for the third quarter 2023 as previously reported is expected to be reduced from $0.24 to $0.19. The Company expects to file restated financial statements for the Restated Period on Form 10-Q/A as soon as reasonably practical.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2024, the Compensation Committee of the Board approved equity grants for the Company’s President and Chief Executive Officer, Richard N. Grant, Jr. (the “CEO”), and Chief Financial Officer, Treasurer and Secretary, Duncan Gilmour (the “CFO,” together with the CEO, the “Executive Officers”) consisting of restricted stock and stock options under the inTEST Corporation 2023 Stock Incentive Plan, as amended (the “2023 Plan”), in the following amounts:

	Shares of Time-Vested Restricted Stock	Shares of Performance-Vested Restricted Stock	Options to Purchase Shares of Common Stock
Richard N. Grant, Jr.	17,652	17,652	30,536
Duncan Gilmour	7,356	7,355	12,724

The time-vested restricted stock awards will vest 25% annually commencing on March 6, 2025. The performance-vested restricted stock awards will vest on March 6, 2027 (subject to the performance metrics set forth below). The stock options will vest 25% annually commencing on March 6, 2025 and will have an exercise price equal to the closing price of the Company's common stock as listed on the NYSE American on March 6, 2024.

The performance metric used for the shares of performance-vested restricted stock shall be adjusted EBITDA percentage of the Company for the year ended December 31, 2026.

All equity awards described in Item 5.02 are subject to the terms of the 2023 Plan, and the Company's standard forms of award agreements, which have been filed with the Securities and Exchange Commission.

The Board deferred making a decision on changes to the Executive Officers’ base salaries until a later date. If the Board decides to make material changes to the Executive Officers’ base salaries, the Company will disclose such changes at that time.

Item 7.01.         Regulation FD Disclosure.

On March 12, 2024, the Company issued a press release regarding the entry into and closing under the Purchase Agreement and announcing a press conference to be held on Wednesday, March 13, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. At the press conference the Company intends to present the presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Further, on March 12, 2024, the Company issued a press release regarding the restatement of financial results for the Restated Period. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished under Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Report not later than 71 calendar days after the date on which this Report is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Report not later than 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement, by and among inTEST Corporation, inTEST Italy, Inc., Mauro Arigossi, and Elettra S.S., dated as of March 12, 2024
10.2	Lease Agreement, by and between Alfamation S.p.A. and Elettra Real Estate S.r.l, dates as of March 12, 2024
99.1	Press release dated March 12, 2024 Regarding the Purchase Agreement
99.2	Slide Show Presentation
99.3	Press release dated March 12, 2024 Regarding the Restatement of Financial Results for the Restated Period
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document
*
Certain schedules of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission or its staff a copy of the omitted schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary

Date:   March 12, 2024